Exhibit 10.6

MEMORANDUM OF COOPERATION BETWEEN MUHIMBILI NATIONAL HOSPITAL OF THE UNITED REPUBLIC OF TANZANIA AND + Afya Sasa 1 Africa HP.11th Now AFVA SASA TANZANIA March 9, 2023

2 MEMORANDUM OF UNDERSTANDING THIS MEMORANDUM OF UNDERSTANDING is made this 9 th day of March, 2023 BETWEEN MUHIMBILI NATIONAL HOSPITAL of postal address number 65000 Dar es Salaam, located at Upanga West, llala District, Dar es Salaam, Tanzania (Hereinafter referred to as "MNH" of the one part) . AND Afya Sasa Tanzania, (AST) Ltd, a private company established in the Republic of Tanzania . (Hereinafter referred as "AST" on the other part) . WHEREAS MNH is an autonomous public institution established by the Muhimbili National Hospital Act No . 5 of 2000 ; it is the national referral Hospital, research centre and teaching Hospital providing super specialized services with a 1 , 500 - bed capacity and attending around 2000 outpatients per day . Muhimbili National Hospital is the largest tertiary and multispecialty hospital, located at Dar es Salaam, Tanzania, receiving referral cases from Zonal and Regional Referral Hospitals in Tanzania and neighboring countries . Muhimbili National Hospital's Paediatrics and Child Health Department is among the largest departments with over 400 beds (including the neonatal unit) . AST is a registered entity in accordance with the laws of Tanzania . WHEREAS, MNH has a high - level objective "To provide sustainable, effective, efficient and high - quality tertiary specialist and highly specialized medical services for local and international referred patients ... " WHEREAS MNH is committed to introducing innovative technology, to achieve its objective by expanding access to necessary medical care for Tanzanians, making the existing medical facilities and clinicians more efficient and enhancing quality of care and testing and diagnostic capabilities .

3 WHEREAS, AST has a high - level objective of "Bridging the gap in health care access and quality by leveraging advance d technology and partnering with strong health car e institutions who are equally committed to delivering high quality, efficient health services . " AST has an artificial intelligence (Al) based virtual health system and seeks to assist MNH in expanding medical care to patients across its' catchment area, while assisting MNH attain greater efficiency in the utilization of human and capital resources . NOW THEREFORE, the parties enter jointly into a memorandum of understanding to advance their mutual goals in areas of interest and benefit to the respective institution and seek a collaboration to establish an Artificial Intelligence Based Virtual Health System at Muhimbili National Hospital (MNH) . ARTICLE I: OBJECTIVES 1. Introducing innovative technology, to achieve healthcare objectives by expanding access to necessary medical care for Tanzanians . 2. Making the existing medical facilities and clinicians more efficient and enhancing the quality of care and testing and diagnostic capabilities . 3. Promote artificial intelligence (Al) based virtual health system and seeks to assist MNH in expanding medical care to patients . 4. Assisting MNH to attain greater efficiency in the utilization of human and capital resources. ARTICLE II: AREAS OF COOPERATION The parties agree that they will endeavor to take necessary steps to encourage and promote cooperation in the following areas: 1. Cooperate in developing Artificial (Al) system in the area of medical diagnosis and medical decision making; 2. Cooperate in research, education and training of professionals involved on Artificial (Al).

4 3. Organize symposia, conferences, short courses and meetings on research and artificial Intelligence development . 4. To cooperate in any other specialty in relation to Artificial Intelligence as will be determined by the parties and mutually agreed . ARTICLE Ill: PARTIES 1 OBLIGATIONS A. JOINT OBLIGATIONS 1. MNH and AST will review IT equipment and systems, document existing clinical workflow and processes, and analyze existing data related to clients served and the efficiency and quality of existing services . 2. MNH and AST will work collaboratively to integrate the AST Al Virtual Health Platform with MNH systems and launch the service for MNH patients . 3. MNH and AST will implement a clinical pilot in a mutually selected OPD clinic within 30 days of completing the initial review above . 4. MNH and AST concur there is no expectation that existing hosp . ital staff will receive extra duty allowances when delivering hospital services with the assistance of new systems or processes . 5. In cases where additional physicians, surgeons, nurses, and other clinical and non - clinical personnel are required to implement the project, AST and MNH will mutually agree upon the appointment of personnel according to the established roles and responsibilities . 6 . MNH and AST will work collaboratively to minimize training costs including allowances for training activities . MNH will provide existing IT personnel cooperation as needed to fulfill the goals of this MOU . B. MNH' S OBLIGATIONS

5 1. MNH will provide access to MNH's IT personnel, clinicians, and administrators to participate in interviews, stakeholder discussions and process design . 2. MNH will assign MNH project leaders who will participate in systems and processes review . 3. MNH will select a Doctor and a Nurse to coordinate implementation of AST Al and AST will offer them training to build expertise and competence . 4. MNH will provide office or workspace at selected hospitals without cost for AST personnel and accommodation will be paid by AST . 5. MNH and AST will work collaboratively to pursue integration of AST Virtual Health Al Platform with MNH systems including electronic medical records (EMR), lab, administrative and financial systems and other systems as needed . MNH and AST teams will share documentation, API, data structures, standards compliance, and other information required to plan and implement integration of systems for seamless flow of clients and client information across interoperable systems . 6. MNH will be responsible for ensuring nurses, clinicians and other personnel are available to receive training where necessary to make use of systems to deliver services . C. AST'S OBLIGATIONS 1. AST will provide systems analysis personnel to do on site assessments and document the status at AST's own costs. 2. AST personnel will be responsible for preparing training materials and delivering training and/or mentoring and supporting personnel to make full use of system functions . 3. AST will provide staff to fulfill its roles and responsibilities at its own cost.

6 4 . AST may engage existing MNH staff carry out extra duties that are the responsibility of AST with the approval of MNH management provided the engagement does not interfere or overlap with their existing MNH roles and responsibilities . One of the objectives of the AST vision and systems is to provide clinical personnel with opportunities to earn additional income outside of their ongoing obligations to contribute to improved retention in remote or rural settings . ARTICLE IV: COORDINATION 1. The parties will designate the Principal Coordinators for implementation of the provisions of this Memorandum of Understanding . 2. The coordinators will maintain regular contact with each other with the purpose of supporting the development of this cooperation . 3. For purposes of this Memorandum of Understanding, the Head of ICT Department of MNH will be the Principal Coordinator to guide the cooperation activities and on the part of AST the Principal Coordinator will be Mr . Paul Bwathondi, Head of ICT Systems of AST . 4. The Principal Coordinators are responsible to determine and facilitate the preparation of any specific written arrangements to support specific cooperative activities, subject to approval by the respective managements . ARTICLE V: REVIEW OF IMPLEMENTATION 1. The parties will make periodic reviews of the activities undertaken under this Memorandum of Understanding . 2. It is further agreed that the review will be made quarterly through working level meetings and consultations, or at any other time as may be needed . 3. The reports on review of the activities will be submitted to the Principal Coordinators who will submit them to their respective Managements

7 ARTICLE VI: FINANCIAL ARRANGEMENTS 1. A Technical Use Fee (TUF) will be charged to MNH patients using AST systems . This will be to cover costs only and will not include a profit margin during pilot and testing phases . Technical fees for MNH patients will be established jointly by both parties and made known to both parties . 2. AST will provide tablets and peripherals for clients to use the client portal and other equipment needed during the pilot phase . Provision of equipment as the system is scaled will be determined later according to cost and revenue agreements . 3. The financial assistance /funds, if any, which will be sought by MNH for the implementation of the project, will be as per Government Loans, Grants and Guarantees Act, CAP 134 and adhere to the accounting procedures of the respective institution and the relevant funding source . 4. The parties will make every effort to ensure the sustainability of this cooperation. ARTICLE VII: PROTECTION OF INTELLECTUAL PROPERTY RIGHTS 1. Unless the parties agree otherwise, specifically and in writing by a separate agreement determining ownership of any intellectual property arising out of the pursuit of any academic activities conducted under the auspices of the host institution, ownership of that intellectual property will be determined by the laws and rules of the Tanzania . The governing laws applicable will be those applicable at the time such intellectual property was created, discovered or invented . 2. Research activities, publications and innovations undertaking under this Memorandum of Understanding will be appropriately agreed on and acknowledged . 3. AST and its suppliers have existing patents and intellectual property rights related to application of Al and AR within the health services . If MNH and AST plan any new activities, research or innovations that

8 may result in patentable material arising the two parties will agree on contributions and sharing in advance depending on each party's contribution . ARTICLE VIII: DATA SHARING, DATA SECURITY AND PROTECTIONS 1. Parties are jointly committed to the highest levels of data security to protect personal identifying and medical information . Data sharing across platforms will be based on confirmed permission from clients . 2. Parties will work in collaboration to access and analyze existing data to evaluate existing quality improvement and assessment including hospital processes, efficiency and quality of care . Data accessed will be de - identified client level data with no access to personal identifying information . No client level patient data will be published or released to third parties without the written approval of MNH . De identified aggregate data may be used by AST for informational purposes with MNH awareness of any information published outside of Tanzania . 3. With client permission, parties will mutually share collected client level data to support individual quality of care by clinicians providing service or to improve efficiency and quality of automated artificial intelligence based diagnostic recommendations . 4. Parties agree that financial data including data related to cost and revenue of different services will be mutually shared in order to improve the effectiveness of the AST Al Virtual Health Program and MNH services . Parties will work together to define specific data variables and formats for sharing and access to data will be managed by each organizations own staff . 5. Parties will take steps to ensure confidential data and personal identifying information is protected. 6. MNH will retain ownership and responsibility for all client level data stored in MNH systems.

9 7. AST will obtain client permission to store client level data within AST systems and will ensure all data is stored in a secure manner compliant with the Ministry of Health current national health data security guidelines, Tanzanian law, and international best practices . 8. All information and documents that may be exchanged pursuant to this Memorandum of Understanding will be kept confidentially by the parties and will be used subject to such terms as each party may specify . 9. No party will make any public announcement about the other's participation in the collaboration or any announcement in connection with the Memorandum of Understanding or containing any emblem of any party without the prior approval of the other party . Any such public media or internal company announcements will be made only after the parties have agreed . Any deviations will also be agreed by the parties prior to the announcement . ARTICLE IX: RELEASE, MUTUAL INDEMNIFICATION 1 . Parties agree that, their participants, agents and volunteers, and any and all persons and organizations cooperating in furtherance of this MOU will be held harmless from any and all claims arising out of its projects, activities, any goods, equipment or supplies, and any and all undertakings . Such indemnification will include activities developed in subsequent project work plans arising out of the services, equipment, supplies, training, and all activities undertaken pursuant to this MOU . ARTICLE X : SETTLEMENT OF DISPUTES Any dispute between the parties arising out of the interpretation or implementation of this Memorandum of Understanding will be settled amicably through consultation or negotiation between the parties . 1. 2. Where any dispute so arising is unable to be resolved at the working level, the dispute will be referred in the first instance to the Principal Coordinators as representatives of the parties .

10 3. Where such dispute cannot be resolved in the first instance between the officials of the institutions, the dispute will be referred to the Heads of the collaborating institutions for mediation . 4. If there is a failure to agree in the second instance of resolution, the dispute will be referred to the appropriate Governing Bodies of the parties for a final decision . 5. Any dispute arising between the collaborating institutions regarding any provisions of this Memorandum of Understanding, or any matter not stipulated herein during the duration thereof will be resolved amicably through dialogue and friendly consultations . 6. In the event that the parties fail to resolve the dispute amicably, the parties will agree to terminate this Memorandum of Understanding ARTICLE XI: COMMUNICATION 1 . For facilitating the implementation of agreed areas of cooperation under the framework of this MoU, all notices, approvals, consents or other communications will be in writing and exchanged through diplomatic channels . ARTICLE XII: PARTICIPATION IN SIMILAR ACTIVITIES 1 . This Memorandum of Understanding in no way restricts the parties from participating in similar activities with other public or private agencies . ARTICLE XIII: LEGAL STATUS 1 . The parties acknowledge that this Memorandum of Understanding is non - binding . Each party agrees that this Memorandum of Understanding gives no rise to legal obligations on the part of any Party . The Parties intend to use their best efforts in good faith to work together to achieve the objectives of this Memorandum of Understanding .

ARTICLE XIV: EFFECTIVENESS, DURATION, AMENDMENT, RENEWAL AND TERMINATION

1. This MOU will become effective on the date it is signed by the authorized representatives of the parties.
2. This MOU will; continue in full force and effect until such time as either party desires to terminate it, which may be done on 90 days' written notice to the other party; upon which all activities will be wound up.
3. This MOU will be valid for a period of three years and may be renewed upon mutual consent of the parties.
4. This MOU and any Project Work plan entered into pursuant to it may be amended by the written mutual consent of the parties.
5. Further modifications and expansion of this MOU as necessary will be by Addendums to this MOU and signed by MNH and AST.

ARTICLE XV: GOVERNING LAW

Both parties agree that any activity relating to this Memorandum of Understanding will be by and between the parties in accordance with the Laws of Tanzania.

IN WITNESS THEREOF, the undersigned, dully authorized by their respective Institutions, have signed this Memorandum of Understanding in the manner appearing hereunder:

For and on behalf of **MUHIMBILI NATIONAL HOSPITAL;**

Name: **Prof. Mohamed Y. Janabi**

Designation: **Executive Director**

Signature:

Date: MS 09/03/23 ....

MS 09.03.23

EXECUTIVE DIRECTOR
MUHIMBILI NATIONAL HOSPITAL
P. O. Box 65000
DAR-ES-SALAAM

11

12 Witnessed by: Name: Veronica C. Hellar Designation: Head of Legal Affairs Unit Signature: .... ....................... For and on behalf of AFYA SASA TANZANIA - ; Name: Mr. Sriyaniit Perera Designation: Mana i , ector, Afya Sasa Tanzania Signature: # Date: March 9, 2023 Witnessed by: Name: PrayGod Manase Designation: Advocate :; '.